UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023 (December 19, 2023)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38910 (Commission File Number)	82-0764846 (IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         Tectonic Financial, Inc. (the “Company”) issued a press release today announcing the appointment of Mr. David Clifford as Chief Operating Officer of the Company, effective November 14, 2023. Mr. Clifford is assuming the role of Chief Operating Officer from Mr. Patrick Howard, who will continue to serve as President of the Company.

Mr. Clifford, age 46, has served as Chief Strategy Officer of the Company since January 1, 2018. Before joining the Company, from 2004 through 2011, Mr. Clifford served as the Director of Marketing and Intermediary Services at Salient Partners, LP (“Salient”) and was responsible for retail sales and distribution efforts. Mr. Clifford also served as the Head of Salient’s Sales and Distribution Platform, where he assisted in the development and marketing of alternative investment programs. Mr. Clifford began his career as an Associate and Consultant in the Helsinki, Finland office at McKinsey & Company (“McKinsey”). While at McKinsey, Mr. Clifford focused on serving high technology and telecommunications companies in the Nordic region. Mr. Clifford has a Bachelor of Business Administration in Finance from the University of Texas at Austin and a Masters of Business Administration from the Helsinki School of Economics.

The Company has not entered into any material plan, contract or arrangement to which Mr. Clifford is a party or in which he participates in connection with his appointment as Chief Operating Officer. In the event of such a material plan, contract or arrangement, the Company will file an amendment to this report within four business days thereof. There is no family relationship between Mr. Clifford and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Clifford that are reportable pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on December 19, 2023 in connection with Mr. Clifford’s appointment as Chief Operating Officer of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press release, dated December 19, 2023, announcing appointment of Mr. David Clifford as Chief Operating Officer of Tectonic Financial, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2023	TECTONIC FINANCIAL, INC.

By: /s/ Ken Bramlage Name: Ken Bramlage Title: Executive Vice President and Chief Financial Officer